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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Candlewood Hotel Company, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Candlewood Hotel Company, Inc. of our report dated February 21, 1997, relating to the consolidated balance sheets of Candlewood Hotel Company, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, and the period from October 1, 1995 (date of inception) to December 31, 1995, which report appears in the December 31, 1996, annual report on Form 10-K of Candlewood Hotel Company, Inc. and the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.



                                        /s/  KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Wichita, Kansas
October 30, 1997